Exhibit 99.1

Form of Proxy Card

YOUR VOTE IS IMPORTANT!

Please complete, sign and date your proxy card and return this proxy card in the enclosed envelope or submit your proxy by telephone or Internet as soon as possible!

To:	Participants in the R.J. Reynolds Capital Investment Plan
Participants in the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco in Puerto Rico

         Shares of common stock of R.J. Reynolds Tobacco Holdings, Inc. will be voted as you direct if this card is completed by you and received by ADP on or before                , 2004. ADP is responsible for tabulating the returns. Shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received.

If you have any questions or need assistance in voting your shares, please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

(800) 322-2885 (toll-free)
or
(212) 929-5500 (collect)

•       DETACH PROXY CARD HERE IF YOU ARE NOT SUBMITTING YOUR PROXY BY TELEPHONE OR INTERNET       •

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF R.J. REYNOLDS TOBACCO HOLDINGS, INC.

FOR

THE SPECIAL MEETING OF STOCKHOLDERS, _______, 2004

     The undersigned stockholder of R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Andrew J. Schindler, Charles A. Blixt and McDara P. Folan, III, or any of them, as proxies for the undersigned, with full power of substitution and resubstitution in each of them, to attend the Special Meeting of the Stockholders of the Company to be held on    , 2004, at 9:00 a.m. (local time) in the RJR Plaza Building Auditorium, 401 North Main Street, Winston-Salem, North Carolina, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting as designated on the reverse side of this proxy card and in the discretion of said proxies on such other business as may properly come before such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

     The undersigned also provides instructions to Citibank, N.A., as Trustee under the R. J. Reynolds Capital Investment Plan (the “CIP”), and to Vanguard Group, Inc., as Custodian under the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico (the “SIP”), to vote shares of the common stock of R.J. Reynolds Tobacco Holdings, Inc. allocated, respectively, to accounts of the undersigned under the CIP or the SIP, and which are entitled to be voted at the Special Meeting, and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and to vote all such shares on such other business as may properly come before the Special Meeting.

Change of address:

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

P.O. BOX 11009

NEW YORK, NY 10203-0009

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

(Continued and to be signed and dated on reverse side.)

You have the option to submit your proxy by mail, telephone or the Internet. Your vote does not count until we receive it.

To Submit Your Proxy By Mail: Please complete, sign and date this proxy card and return it promptly in the accompanying envelope, which is postage-paid if mailed in the United States.

To Submit Your Proxy By Telephone: (Touch-Tone Phone Only) Please call (800) 690-6903 (toll free) to transmit your voting instructions up until 11:59 P.M. Eastern Time on , 2004 ( , 2004 for CIP or SIP participants). Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number located below and then follow the simple instructions the Vote Voice provides you.

To Submit Your Proxy By Internet: Please access the web page at www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on , 2004 ( , 2004 for CIP or SIP participants). Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number located below to obtain your records and to create an electronic voting instruction form.

Submitting your proxy by telephone or Internet authorizes the named proxies to vote your shares in the same manner as if you marked, agreed and returned the proxy card.

If you submit your proxy by telephone or by Internet, do not mail back the proxy card.

Your Control Number Is: .

     THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be signed and dated, on the reverse side)

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

Use a black pen. Mark with an X inside the grey areas as shown in this example	☒

Adoption of the Combination Agreement and Approval of the Related Combination Transactions:

	For	Against	Abstain
A proposal to adopt the Combination Agreement, dated as of October 27, 2003, between Brown & Williamson Tobacco Corporation and R.J. Reynolds Tobacco Holdings, Inc., as such agreement may be further amended from time to time, and to approve the related combination transactions. The Board of Directors recommends a vote FOR the adoption of the combination agreement and approval of the related combination transactions. An abstention or failure to vote will have the same effect as a vote AGAINST the proposal.	☐	☐	☐

Please check here if you plan to attend the Special Meeting of Stockholders in person	☐

Mark this box with an X if you have made changes to your name or address details above.	☐

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
Please date this proxy and sign exactly as name(s) appears on the envelope herefor and return the signed proxy in the enclosed envelope. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s). If the signer is a corporation, partnership or limited liability company, please sign the full corporate, partnership or limited liability company name by a duly authorized person.

Signature 1 — Please keep signatures within the box	Signature 2 — Please keep signatures within the box	Date (mm/dd/yyyy)